AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM


1.    Security Purchased:       C 5.5%  09/13/2025
2.    Cusip Number:             172967HB0
3.    Date of Purchase:         09/09/2013
4.    Broker Name:              U.S. Bancorp
(Cannot purchase directly from PNC Affiliated Underwriter)

5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets;
(iv) duration / convexity; (v) diversification; (vi)spread;
and any other considerations pertinent to the account:

Yes______X__     No________(only for separately managed
                            accounts subadvised by PNC Capital)

6.    Issuer:  Citigroup Inc

7.    Name of Affiliated Underwriter (as defined in PNC Funds',
      PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
      PNC Capital Markets LLC

8    Aggregate principal amount
     of purchase:         $3,000,000

9.    Aggregate principal amount
      of offering:         $1,420,000,000

10.   Purchase price (net of fees and expenses):     100.00

11.   Date offering commenced:     September 9, 2013


12.    Offering price at end of first day on which any sales were
       made:     100.00

13.    Commission, spread or profit:

14.    Have the following conditions been satisfied:
                                               Yes                     No
 a. Does the account's governing
document(s) allow for this security
to be purchased?                           _____X______        __________

b. The securities are a part of an issue
registered under the Securities Act of
1933, as amended, which is being offered
to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.                                   ____X_______      ___________

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid by
each other purchaser of securities in
that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the issuer)
or, if a rights offering, the securities
were purchased on or before the fourth
day preceding the day on which  the
rights offering terminated.               _____X______        ___________

d. The underwriting was a firm
commitment underwriting?                  _____X______        ___________

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?                          _____X_______        __________

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of
predecessors).                           ______X______         __________

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not exceed
(i) if purchased in an offering other
than an Eligible Rule 144A Offering, 25%
of the principal amount of the
securities being offered, or (ii) if
purchased in an Eligible Rule 144A
Offering, 25% of the total of (A) the
principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.                     _____X_______        __________

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?                           ______X_______         _________

      Portfolio Manager(s) (Name): Tim Compan
      Signature(s): _________________________________

      Date: 9/9/2013

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):        ______

Account Information (please list accounts below or attach a worksheet with the following information included):

Account Number     Par         Exec Price

Account             Account Name           Qty/Par           Exec Price
carm0009           PNC BOND FUND           315,000              100
carm0034           PNC TOTAL RETURN        550,000              100
                   ADVANTAGE FUND
carm0fi7           PNC TOTAL RETURN        55,000               100
                   ADVANTAGE FUND
cn000072                                   65,000               100
cn000240                                   15,000               100
cn000392                                   10,000               100
cn000440                                   20,000               100
cn000555                                   10,000               100
cn001025                                   40,000               100
cn001083                                   10,000               100
cp000663                                   60,000               100
cp000664                                   25,000               100
cp000984                                    5,000               100
cp000985                                   10,000               100
cp001040                                   65,000               100
cp001041                                   10,000               100
cp001110                                    5,000               100
cp001156                                   25,000               100
cp001245                                   10,000               100
cp001246                                    5,000               100
cp001247                                    5,000               100
cp001253                                  215,000               100
cp001388                                   20,000               100
cp001393                                    5,000               100
cp001394                                   10,000               100
cp001396                                    5,000               100
cp001397                                   10,000               100
cp001406                                 10,000                100
cp001407                                 15,000                100
cp002190                                 20,000                100
cp002520                                  5,000                100
cp003568                                 25,000                100
cp003569                                 10,000                100
cp003570                                 15,000                100
cp004150                                 35,000                100
cp004172                                 10,000                100
cp004340                                  5,000                100
cp004740                                 10,000                100
cp004791                                 15,000                100
cp005328                                 20,000                100
cp005512                                 25,000                100
cp005862                                 35,000                100
cp006147                                 25,000                100
cp006887                                 10,000                100
cp007327                                 25,000                100
cp007445                                100,000                100
cp007605                                 30,000                100
cp007615                                 45,000                100
cp009057                                 50,000                100
cpx01401                                  5,000                100
cpx01402                                 50,000                100
cpx01403                                  5,000                100
cpx04086                                 20,000                100
cpx04396                                 25,000                100
cx000002                                 20,000                100
cx000015                                 45,000                100
cx000030                                 15,000                100
cx000038                                 40,000                100
cx000043                                625,000                100
cx000154                                 10,000                100
cx000350                                 20,000                100